Exhibit 99.1

TILT Completes Final Actions Related to Debt Refinancing

Amends Existing Revolving Credit Facility to Increase Credit Availability, Improve Terms and Extend Maturity Date; Announces Appointment of New Board Member

PHOENIX, March 14, 2023 -- TILT Holdings Inc. (“TILT" or the “Company”) (NEO:TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development, and retail, announced the extension of its existing revolving credit facility, together with the appointment of a new board member pursuant to its recently completed debt refinancing.

Jupiter Research, LLC (“Jupiter”), a subsidiary of TILT, entered into an amendment to its existing US $10 million asset-based revolving credit facility (the “Facility”) to increase the amount available under the Facility from US $10.0 million to US $12.5 million, and extend the maturity date to July 21, 2024. Additionally, borrowings under the Facility will bear interest at the prime rate plus 3%, and the Facility is secured by Jupiter’s inventory, accounts receivable and related property. The amendment also includes a guaranty by TILT in the amount of US $6 million.

The Company also announced that, effective March 8, 2023, George Odden has been appointed to the Company’s Board of Directors (“Board”) as a noteholder designee in accordance with the recently completed debt refinancing of the Company’s junior notes. Mr. Odden served in the U.S. Navy and began a career on Wall Street focused on investment banking and M&A in the aerospace industry. Today, he is a partner with Ardent Advisory Group, a company he co-founded in 2021, focused on providing a broad range of M&A advisory services.

Gary Santo, TILT’s Chief Executive Officer, stated, “We are pleased to welcome George Odden to the Board and look forward to leveraging his financial acumen and M&A expertise, which is especially important as we explore strategic growth opportunities this year.”

Santo continued, “The amended Facility provides TILT with greater liquidity and improved borrowing terms at a time when the broader capital markets remain volatile. Our lender has been a great partner to Jupiter and TILT, and we appreciate the confidence they’ve shown with this extension and amended terms.”

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers in regulated markets across 39 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, Standard Farms Ohio, LLC in Ohio, and its partnership with the Shinnecock Indian Nation in New York. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Instagram: @tiltholdings

Twitter: @TILT_Holdings

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, expectations relating to the Facility, expectations relating to strategic growth opportunities and TILT’s liquidity, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that it will be completed on the terms described above and that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, those risks described under the heading “Risk Factors” in Amendment No. 2 to the Form 10 Registration Statement filed by TILT and “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed by TILT with the United States Securities and Exchange Commission and on SEDAR at www.sedar.com.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Leland Radovanovic

Trailblaze

TILT@trailblaze.co